UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

SANDSTON CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-21142	38-2483796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40950 Woodward Avenue, Suite 304 Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 723-3007

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 21, 2006, the Corporation entered into subscription agreements with a number of accredited investors pursuant to which the Corporation sold 2,400,000 shares of its Common Stock (the “New Shares”), for a price of $0.05 per share in a private placement, at a total offering price for the New Shares issued of $120,000 in cash, with no underwriting discounts or commissions payable. The New Shares were sold in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder, based on the following: there was no general solicitation; all investors are “accredited investors” (within the meaning of Regulation D) who are sophisticated about business and financial matters; and all shares issued are subject to restriction on transfer. The New Shares have not been and will not be registered under the Act. A copy of the Subscription Agreement is attached as Exhibit 99.1 to this current report.

A certain number of the New Shares were sold to directors or members of their respective immediate families, on the same terms and conditions as sales to the other, non-affiliated investors, as follows:

•	600,000 of the New Shares were purchased by a member of Daniel J. Dorman’s immediate family. Mr. Dorman disclaims beneficial ownership of all New Shares so purchased;

•	Lawrence J. De Fiore purchased 400,000 of the New Shares; and

•	Richard A. Walawender, through a limited liability company in which he has voting control, purchased 200,000 of the New Shares.

This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

Item 5.02 Election of Directors.

On December 20, 2006, we appointed Richard A. Walawender as a new director of the Corporation. Mr. Walawender is a senior principal of Miller, Canfield, Paddock and Stone, P.L.C. Miller, Canfield provides us with legal services and has done so for several years. At present, Mr. Walawender does not serve on any committees of the board of directors and is not expected to be selected to serve on any committees. In addition to being a director, Mr. Walawender has been appointed as secretary of the Corporation.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed or furnished with this report:

Exhibit No.        Description

99.1            Subscription Agreement for Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDSTON CORPORATION

Date: December 22, 2006	By	/s/ Daniel J. Dorman
Daniel J. Dorman Chairman, President and Chief Financial Officer

NOTE: The information in Item 9.01 of this report and the related exhibit (Exhibit 99.1) is not to be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless the registrant specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

EXHIBIT INDEX

Exhibit No.        Description

99.1            Subscription Agreement for Common Stock